                                                                   EX-99.906CERT

     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     -----------------------------------------------------------------------

     In connection with the shareholder report of American Century  Quantitative
Equity Funds,  Inc. (the  "Registrant") on Form N-CSR for the period ending June
30, 2004 (the "Report"), we, the undersigned,  certify,  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully  complies with the  requirements  of Section 15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Registrant.

Dated:  August 30, 2004

                                        /s/ William M. Lyons
                                        -------------------------------------
                                        William M. Lyons
                                        President
                                        (chief executive officer)

                                        /s/ Maryanne L. Roepke
                                        -------------------------------------
                                        Maryanne L. Roepke
                                        Sr. Vice President, Treasurer, and
                                        Chief Accounting Officer
                                        (chief financial officer)